SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 14, 2001
(To Prospectus dated August 7, 2001)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2001-4
                                 -------------

_________________________
The Class A
certificates represent
obligations of the            The Class A Certificates
trust only and do not
represent an interest         o   This supplement relates to the offering of
in or obligation of               the Class A certificates of the series
CWABS, Inc.,                      referenced above. This supplement does not
Countrywide Home Loans,           contain complete information about the
Inc., Countrywide Home            offering of the Class A certificates.
Loans Servicing LP or             Additional information is contained in the
any of their                      prospectus supplement dated November 14,
affiliates.                       2001, prepared in connection with the
                                  offering of the offered certificates of the
This supplement may be            series referenced above and in the prospectus
used to offer and sell            of the depositor dated August 7, 2001. You
the offered                       are urged to read this supplement, the
certificates only if              prospectus supplement and the prospectus in
accompanied by the                full.
prospectus supplement
and the prospectus.           o   As of August 25, 2003, the certificate
_________________________         principal balance of the Class A certificates
                                  was $173,868,596.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.




September 23, 2003

                               THE MORTGAGE POOL

     As of August 1, 2003 (the "Reference Date"), the Mortgage Pool included approximately 1,153 Mortgage Loans having an aggregate Stated Principal Balance of approximately $201,168,596.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.



                                                                       As of August 1, 2003
                                                                   ------------------------------

Total Number of Mortgage Loans...................................    1,153
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
        30-59 days...............................................        3.90%
        60-90 days...............................................        0.95%
        91 days or more (excluding pending foreclosures).........        3.21%
                                                                         -----
       Total Delinquencies.......................................        8.06%
                                                                         =====
Foreclosures Pending.............................................        0.00%
                                                                         -----
Total Delinquencies and foreclosures pending.....................        8.06%
                                                                         =====
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference
Date.

     None of the Mortgage Loans has been converted and is, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the due date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.



                                              Delinquency and Foreclosure Experience
                                --------------------------------------------------------------------
                                     As of December 31, 2000           As of December 31, 2001
                                ---------------------------------  ---------------------------------
                                 Principal Balance    Percentage    Principal Balance    Percentage
                                -------------------  ------------  -------------------  ------------
Total Portfolio                  $7,867,335,642.62     100.00%      $9,081,242,926.99      100.00%
Delinquency Percentage
                                 $  617,079,497.93       7.84%       $ 806,843,594.55        8.88%
   30-59 Days
   60-89 Days                       209,082,975.61       2.66%         255,443,513.99        2.81%
   90+ Days                          87,295,342.66       1.11%         103,605,791.49        1.14%
                                -------------------  ------------  -------------------  ------------
   Sub-Total                     $  913,457,816.20      11.61%      $1,165,892,900.03       12.84%
                                -------------------  ------------  -------------------  ------------
Foreclosure Rate                 $  231,465,019.95       2.94%      $  356,652,093.38        3.93%
Bankruptcy Rate                  $  109,183,964.35       1.39%      $  232,679,880.26        2.56%


                                              Delinquency and Foreclosure Experience
                                --------------------------------------------------------------------
                                     As of December 31, 2001             As of June 30, 2003
                                ---------------------------------  ---------------------------------
                                 Principal Balance    Percentage    Principal Balance    Percentage
                                -------------------  ------------  -------------------  ------------
Total Portfolio                 $10,499,524,957.75      100.00%     14,064,482,681.80     100.00%
Delinquency Percentage
                                $   776,262,182.66        7.39%        863,975,181.39       6.14%
   30-59 Days
   60-89 Days                       272,447,833.46        2.59%        268,783,101.98       1.91%
   90+ Days                     $   112,192,108.56        1.07%         81,562,249.94       0.58%
                                -------------------  ------------  -------------------  ------------
   Sub-Total                    $ 1,160,902,124.68       11.06%      1,214,320,533.31       8.63%
                                -------------------  ------------  -------------------  ------------
Foreclosure Rate                $   277,872,737.06        2.65%        297,287,546.11       2.11%
Bankruptcy Rate                 $   293,013,840.50        2.79%        302,557,888.47       2.15%

     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                    DESCRIPTION OF THE CLASS A CERTIFICATES

     The Class A Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distributions of Interest." The Class A Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distributions of Principal." In addition to distributions of interest and principal as described above, the Class A Certificates will be entitled to receive any Available Funds remaining after payment of interest on and principal of the senior certificates and the subordinated certificates as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Residual Certificates."

     As of August 25, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Class A Certificates was $173,868,596 and evidenced a beneficial ownership interest of approximately 86.43% in the Trust Fund. As of the Certificate Date, the Subordinate Offered Certificates had an aggregate principal balance of $27,300,000 and evidenced in the aggregate a beneficial ownership interest of approximately 13.57% in the Trust Fund. For additional information with respect to the Class A Certificates, see "Description of the Certificates" in the Prospectus Supplement.

     For additional information with respect to the Class A Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The August 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Last Scheduled Distribution Date" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined in the Prospectus Supplement; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 1.18% per annum, and the level of One-Month LIBOR remains constant at 1.12% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is September 26, 2003, 2003; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of
(a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and
(ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum. As used in the table, 100% Prepayment Model means 23% PV and 30% CPR.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class A Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.

                      Percent of Certificate Principal
                            Balance Outstanding*

     Adjustable Rate Mortgage Loans        0%    80%   100%   150%   200%
                                           --    ---   ----   ----   ----
     (Percentages of the Prepayment Model)

           Distribution Date
           -----------------

     Initial Percent.....................  100%   100%  100%   100%  100%
     September 25, 2004..................   99     74    68     52    36
     September 25, 2005..................   97     60    52     35    21
     September 25, 2006..................   96     47    38     21    10
     September 25, 2007..................   95     36    27     13     5
     September 25, 2008..................   93     28    20      8     2
     September 25, 2009..................   92     22    14      5     1
     September 25, 2010..................   90     17    10      3     1
     September 25, 2011..................   88     13     8      2     0
     September 25, 2012..................   86     10     5      1     0
     September 25, 2013..................   83      8     4      1     0
     September 25, 2014..................   81      6     3      0     0
     September 25, 2015..................   78      5     2      0     0
     September 25, 2016..................   74      3     1      0     0
     September 25, 2017..................   71      3     1      0     0
     September 25, 2018..................   68      2     1      0     0
     September 25, 2019..................   65      1     1      0     0
     September 25, 2020..................   62      1     0      0     0
     September 25, 2021..................   58      1     0      0     0
     September 25, 2022..................   54      1     0      0     0
     September 25, 2023..................   50      0     0      0     0
     September 25, 2024..................   46      0     0      0     0
     September 25, 2025..................   41      0     0      0     0
     September 25, 2026..................   35      0     0      0     0
     September 25, 2027..................   29      0     0      0     0
     September 25, 2028..................   23      0     0      0     0
     September 25, 2029..................   16      0     0      0     0
     September 25, 2030..................    9      0     0      0     0
     September 25, 2031..................    1      0     0      0     0
     September 25, 2032..................    0      0     0      0     0
     Weighted Average Life (years)(2)....  18.33   3.91  3.09   1.91  1.26
     Weighted Average Life (years)(1)(2).  18.08   3.17  2.47   1.50  0.97

     --------------------------
     (1) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.
     (2)  To the Optional Termination Date.
     *    Rounded to the nearest whole percentage.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and in the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") if the conditions for application of the Exemption described in the Prospectus Supplement are met.

     Although the Exemption has been amended since 2001, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class A Certificates.

                                    RATINGS

     The Class A Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Loans in the Mortgage Pool
(As of the Reference Date)

                                                                                       Range
Combined, Arm and Fixed Mortgage Loan Characteristics                                  -----
Total Number of Loans                                                 1,153
Aggregate Principal Balance                                    $201,168,596
Average Principal Balance                                          $174,474      $8,235  to  $767,128
Weighted Average Mortgage Rate                                        8.52%       5.99%  to    17.50%
Weighted Average Original Term to Maturity (months)                     348         120  to       360
Weighted Average Remaining Term to Maturity (months)                    327          98  to       341
Weighted Average Loan-to-Value Ratio                                 78.74%       7.97%  to   100.00%
Weighted Average FICO Credit Score                                      606


Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                         6.38%       3.25%  to    12.04%
Weighted Average Maximum Mortgage Rate                               15.09%      11.99%  to    22.50%
Weighted Average Minimum Mortgage Rate                                8.30%       5.50%  to    15.50%
Weighted Average Initial Periodic Rate Cap                            1.89%       1.00%  to     3.00%
Weighted Average Subsequent Periodic Rate Cap                         1.35%       1.00%  to     1.50%


Mortgage Loan Programs
                                                                                     Percentage of
                                           Number of   Aggregate Principal     Aggregate Principal
Loan Programs                         Mortgage Loans   Balance Outstanding     Balance Outstanding
--------------------------------------------------------------------------------------------------
Six-Month LIBOR                                    1              $116,422                    0.06 %
2/28 Six-Month LIBOR                             394           $93,657,489                   46.56
3/22 Six-Month LIBOR                               1               $42,488                    0.02
3/27 Six-Month LIBOR                              96           $19,426,798                    9.66
FIXED 10YR                                         1               $21,975                    0.01
FIXED 15YR-Credit Comeback                        14              $510,690                    0.25
FIXED 15YR                                        59            $3,780,492                    1.88
FIXED 20YR                                         5              $328,487                    0.16
FIXED 25YR                                         1               $44,189                    0.02
FIXED 30YR-Credit Comeback                        41            $5,575,517                    2.77
FIXED 30YR                                       314           $68,894,536                   34.25
FIXED 10YR- 2nd Lien                               8              $194,355                     0.1
FIXED 15YR- 2nd Lien                             140            $3,891,924                    1.93
FIXED 20YR- 2nd Lien                              17              $613,268                     0.3
FIXED 30/15 Year Balloon                          26            $2,781,178                    1.38
FIXED 30/15 Balloon - 2nd Lien                    35            $1,288,789                    0.64
--------------------------------------------------------------------------------------------------
Total                                           1153          $201,168,596                     100 %
==================================================================================================


Mortgage Loan Principal Balances

                                                                                     Percentage of
Range of Mortgage Loan                     Number of   Aggregate Principal     Aggregate Principal
Principal Balances ($)                Mortgage Loans   Balance Outstanding     Balance Outstanding
--------------------------------------------------------------------------------------------------
$0 - $25000                                      142            $2,536,241                    1.26 %
$25000.01 - $50000                               222            $8,357,197                    4.15
$50000.01 - $75000                               168           $10,189,133                    5.06
$75000.01 - $100000                               67            $5,564,506                    2.77
$100000.01 - $ 150000                             56            $6,654,321                    3.31
$150000.01 - $ 200000                             22            $3,624,149                     1.8
$200000.01 - $ 250000                              9            $1,956,454                    0.97
$250000.01 - $ 300000                            128           $36,349,174                   18.07
$300000.01 - $ 350000                            172           $55,602,100                   27.64
$350000.01 - $ 400000                             75           $28,126,676                   13.98
$400000.01 - $ 450000                             50           $21,348,905                   10.61
$450000.01 - $ 500000                             34           $16,166,406                    8.04
$500000.01 - $ 550000                              4            $2,107,867                    1.05
$550000.01 - $ 600000                              1              $576,425                    0.29
$600000.01 - $ 650000                              2            $1,241,913                    0.62
$750000.01 - $ 800000                              1              $767,128                    0.38
--------------------------------------------------------------------------------------------------
Total                                          1,153          $201,168,596                  100.00 %
==================================================================================================


Mortgage Rates

                                                                                                    Percentage of
Range of Mortgage                                    Number of      Aggregate Principal       Aggregate Principal
Rates (%)                                       Mortgage Loans      Balance Outstanding       Balance Outstanding
-----------------------------------------------------------------------------------------------------------------
5.501 - 6.000                                                2                 $805,859                      0.4  %
6.001 - 6.500                                                4               $1,344,857                      0.67
6.501 - 7.000                                               48              $16,308,323                      8.11
7.001 - 7.500                                               77              $24,496,553                     12.18
7.501 - 8.000                                              185              $57,017,970                     28.34
8.001 - 8.500                                              123              $31,959,837                     15.89
8.501 - 9.000                                              119              $23,378,363                     11.62
9.001 - 9.500                                               81              $10,977,525                      5.46
9.501 - 10.000                                             103              $12,287,407                      6.11
10.001 - 10.500                                             77               $6,711,027                      3.34
10.501 - 11.000                                             67               $4,795,535                      2.38
11.001 - 11.500                                             42               $2,157,004                      1.07
11.501 - 12.000                                             28               $1,491,411                      0.74
12.001 - 12.500                                             21                 $743,058                      0.37
12.501 - 13.000                                             23               $1,088,841                      0.54
13.001 - 13.500                                             49               $2,125,427                      1.06
13.501 - 14.000                                             64               $2,265,272                      1.13
14.001 - 14.500                                             13                 $512,113                      0.25
14.501 - 15.000                                              5                 $138,477                      0.07
15.001 - 15.500                                             11                 $340,803                      0.17
15.501 - 16.000                                              6                 $110,794                      0.06
16.001 - 16.500                                              2                  $51,889                      0.03
16.501 - 17.000                                              1                  $14,513                      0.01
17.001 - 17.500                                              2                  $45,737                      0.02
-----------------------------------------------------------------------------------------------------------------
Total                                                    1,153             $201,168,596                    100.00 %
=================================================================================================================



Remaining Term to Maturity

                                                                                                    Percentage of
Range of Remaining Term                              Number of      Aggregate Principal       Aggregate Principal
to Maturity (Months)                            Mortgage Loans      Balance Outstanding       Balance Outstanding
-----------------------------------------------------------------------------------------------------------------
1 - 120                                                      9                 $216,330                      0.11 %
121 - 180                                                  274              $12,253,072                      6.09
181 - 300                                                   24               $1,028,431                      0.51
301 - 360                                                  846             $187,670,763                     93.29
-----------------------------------------------------------------------------------------------------------------
Total                                                    1,153             $201,168,596                    100.00 %
=================================================================================================================


Original Loan-to-Value Ratios

                                                                                                    Percentage of
Range of Original                                    Number of     Aggregate Principal        Aggregate Principal
Loan-to-Value Ratios (%)                        Mortgage Loans     Balance Outstanding        Balance Outstanding
-----------------------------------------------------------------------------------------------------------------
50.00 or Less                                               78              $5,178,023                       2.57 %
50.01-55.00                                                 18              $2,617,553                        1.3
55.01-60.00                                                 38              $5,306,135                       2.64
60.01-65.00                                                 54              $7,822,136                       3.89
65.01-70.00                                                103             $18,516,986                        9.2
70.01-75.00                                                139             $25,006,510                      12.43
75.01-80.00                                                254             $56,034,336                      27.85
80.01-85.00                                                172             $37,242,935                      18.51
85.01-90.00                                                155             $34,085,853                      16.94
90.01-95.00                                                 26              $3,567,786                       1.77
95.01-100.00                                               116              $5,790,343                       2.88
-----------------------------------------------------------------------------------------------------------------
Total                                                    1,153            $201,168,596                     100.00 %
=================================================================================================================


Geographic Distribution
                                                                                                    Percentage of
                                                     Number of     Aggregate Principal        Aggregate Principal
State                                           Mortgage Loans     Balance Outstanding        Balance Outstanding
-----------------------------------------------------------------------------------------------------------------
Alabama                                                      9                $902,306                       0.45 %
Alaska                                                       1                $485,679                       0.24
Arizona                                                     20              $1,651,778                       0.82
Arkansas                                                     3                 $93,616                       0.05
California                                                 325             $96,397,892                      47.92
Colorado                                                    34              $7,746,969                       3.85
Connecticut                                                  9              $2,104,676                       1.05
Delaware                                                     4                $250,340                       0.12
District of Columbia                                         1                $274,119                       0.14
Florida                                                     74              $8,443,726                        4.2
Georgia                                                     37              $4,551,646                       2.26
Hawaii                                                       1                 $14,643                       0.01
Idaho                                                        8              $1,213,608                        0.6
Illinois                                                    20              $2,856,011                       1.42
Indiana                                                     23              $1,028,188                       0.51
Iowa                                                         2                $107,695                       0.05
Kansas                                                      11                $338,494                       0.17
Kentucky                                                     8                $691,230                       0.34
Louisiana                                                   23              $2,142,359                       1.06
Maryland                                                    17              $3,222,857                        1.6
Massachussetts                                              12              $2,682,854                       1.33
Michigan                                                    45              $4,851,403                       2.41
Minnesota                                                   10              $1,687,066                       0.84
Mississippi                                                  6                $268,447                       0.13
Missouri                                                    17              $2,141,778                       1.06
Montana                                                      3                $223,476                       0.11
Nebraska                                                     3                $106,526                       0.05
Nevada                                                       8              $1,404,226                        0.7
New Hampshire                                                1                 $64,537                       0.03
New Jersey                                                  17              $3,269,179                       1.63
New Mexico                                                   6                $435,140                       0.22
New York                                                    24              $5,571,715                       2.77
North Carolina                                              30              $2,955,732                       1.47
Ohio                                                        64              $3,617,015                        1.8
Oklahoma                                                    10                $404,537                        0.2
Oregon                                                      22              $3,680,281                       1.83
Pennsylvania                                                40              $4,940,017                       2.46
Rhode Island                                                 2                $157,978                       0.08
South Carolina                                              18              $1,333,903                       0.66
South Dakota                                                 1                 $39,700                       0.02
Tennesse                                                    36              $2,997,254                       1.49
Texas                                                       66              $8,520,838                       4.24
Utah                                                         5                $718,351                       0.36
Vermont                                                      1                 $54,152                       0.03
Virginia                                                    24              $4,975,342                       2.47
Washington                                                  42              $8,500,957                       4.23
West Virginia                                                1                 $60,304                       0.03
Wisconsin                                                    7                $401,976                        0.2
Wyoming                                                      2                $586,082                       0.29
-----------------------------------------------------------------------------------------------------------------
Total                                                    1,153            $201,168,596                     100.00 %
=================================================================================================================


FICO Credit Scores

                                                                                                    Percentage of
                                                     Number of     Aggregate Principal        Aggregate Principal
Range of FICO Credit Scores                     Mortgage Loans     Balance Outstanding        Balance Outstanding
-----------------------------------------------------------------------------------------------------------------
781 - 800                                                    2                $442,351                       0.22 %
761 - 780                                                    7              $1,101,777                       0.55
741 - 760                                                    2                $667,133                       0.33
721 - 740                                                    5              $1,045,236                       0.52
701 - 720                                                   11              $3,441,148                       1.71
681 - 700                                                   20              $4,296,443                       2.14
661 - 680                                                   50             $12,000,146                       5.97
641 - 660                                                  110             $19,294,812                       9.59
621 - 640                                                  153             $28,851,323                      14.34
601 - 620                                                  168             $36,151,845                      17.97
581 - 600                                                  184             $35,046,120                      17.42
561 - 580                                                  173             $26,980,931                      13.41
541 - 560                                                  106             $12,872,517                        6.4
521 - 540                                                   83             $10,874,820                       5.41
501 - 520                                                   47              $5,146,984                       2.56
500 or Less                                                 14              $1,774,062                       0.88
Not available                                               18              $1,180,948                       0.59
-----------------------------------------------------------------------------------------------------------------
Total                                                    1,153            $201,168,596                     100.00 %
=================================================================================================================



Types of Mortgaged Properties

                                                                                                    Percentage of
                                                     Number of     Aggregate Principal        Aggregate Principal
Property Types                                  Mortgage Loans     Balance Outstanding        Balance Outstanding
-----------------------------------------------------------------------------------------------------------------
Single Family Residence                                    862            $154,901,741                         77 %
Planned Unit Development                                   119             $30,458,468                      15.14
Manufactured Housing (1)                                   131              $9,723,091                       4.83
Low-Rise Condominium                                        23              $3,914,434                       1.95
2 Family Residence                                          12              $1,291,761                       0.64
4 Family Residence                                           3                $562,111                       0.28
3 Family Residence                                           3                $316,989                       0.16
-----------------------------------------------------------------------------------------------------------------
Total                                                    1,153            $201,168,596                     100.00 %
=================================================================================================================


(1) Treated as Real Property



Purpose of Mortgage Loans

                                                                                                    Percentage of
                                                     Number of     Aggregate Principal        Aggregate Principal
Property Types                                  Mortgage Loans     Balance Outstanding        Balance Outstanding
-----------------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                       674            $130,048,436                      64.65 %
Purchase                                                   380             $51,456,909                      25.58
Refinance (Rate/Term)                                       99             $19,663,252                       9.77
-----------------------------------------------------------------------------------------------------------------
Total                                                    1,153            $201,168,596                     100.00 %
=================================================================================================================


Occupancy Types of the Mortgage Loans

                                                                                                    Percentage of
                                                     Number of     Aggregate Principal        Aggregate Principal
Occupancy Type                                  Mortgage Loans     Balance Outstanding        Balance Outstanding
-----------------------------------------------------------------------------------------------------------------
Primary Residence                                        1,131            $198,137,557                      98.49 %
Investment Property                                         20              $2,661,119                       1.32
Secondary Residence                                          2                $369,920                       0.18
-----------------------------------------------------------------------------------------------------------------
Total                                                    1,153            $201,168,596                     100.00 %
=================================================================================================================



Gross Margin
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)
                                                                                                    Percentage of
                                                     Number of     Aggregate Principal        Aggregate Principal
Range of Gross Margins (%)                      Mortgage Loans     Balance Outstanding        Balance Outstanding
-----------------------------------------------------------------------------------------------------------------
3.001 - 4.000                                                3              $1,225,530                       1.08 %
4.001 - 5.000                                               19              $5,415,394                       4.78
5.001 - 6.000                                              140             $39,905,653                      35.24
6.001 - 7.000                                              210             $48,843,643                      43.13
7.001 - 8.000                                               51             $10,277,373                       9.08
8.001 - 9.000                                               32              $4,457,561                       3.94
9.001 - 10.000                                              28              $2,585,342                       2.28
10.001 - 11.000                                              7                $409,618                       0.36
11.001 - 12.000                                              1                 $46,401                       0.04
12.001 - 13.000                                              1                 $76,683                       0.07
-----------------------------------------------------------------------------------------------------------------
Total                                                      492            $113,243,197                     100.00 %
=================================================================================================================



Subsequent Adjustment Date
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)
                                                                                                    Percentage of
Subsequent Adjustment                                Number of     Aggregate Principal        Aggregate Principal
Date                                            Mortgage Loans     Balance Outstanding        Balance Outstanding
-----------------------------------------------------------------------------------------------------------------
August 2003                                                 11              $1,504,086                       1.33 %
September 2003                                              86             $20,797,299                      18.37
October 2003                                               104             $23,105,334                       20.4
November 2003                                              100             $24,612,908                      21.73
December 2003                                               41             $10,868,419                        9.6
January 2004                                                33              $8,089,586                       7.14
February 2004                                               20              $4,796,279                       4.24
May 2004                                                     1                $317,793                       0.28
July 2004                                                    5                $772,286                       0.68
August 2004                                                 14              $2,019,952                       1.78
September 2004                                              22              $4,557,485                       4.02
October 2004                                                19              $4,473,162                       3.95
November 2004                                               12              $1,784,696                       1.58
December 2004                                               18              $4,576,896                       4.04
January 2004                                                 6                $967,015                       0.85
-----------------------------------------------------------------------------------------------------------------
Total                                                      492            $113,243,197                     100.00 %
=================================================================================================================


Maximum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                                    Percentage of
Range of Maximum                                    Number of      Aggregate Principal        Aggregate Principal
Mortgage Rates (%)                             Mortgage Loans      Balance Outstanding        Balance Outstanding
-----------------------------------------------------------------------------------------------------------------
11.501 - 12.000                                             1                 $342,291                       0.3  %
12.001 - 12.500                                             2                 $488,752                       0.43
12.501 - 13.000                                            15               $4,641,715                        4.1
13.001 - 13.500                                            22               $6,859,700                       6.06
13.501 - 14.000                                            53              $17,960,167                      15.86
14.001 - 14.500                                            44              $13,673,250                      12.07
14.501 - 15.000                                            49              $13,706,702                       12.1
15.001 - 15.500                                            66              $19,383,025                      17.12
15.501 - 16.000                                            68              $17,001,734                      15.01
16.001 - 16.500                                            35               $6,055,708                       5.35
16.501 - 17.000                                            40               $4,671,336                       4.13
17.000 - 17.500                                            30               $3,104,987                       2.74
17.501 - 18.000                                            18               $2,142,557                       1.89
18.001 - 18.500                                            14               $1,093,910                       0.97
18.501 - 19.000                                             6                 $577,203                       0.51
19.001 - 19.500                                             4                 $178,423                       0.16
19.501 - 20.000                                             4                 $160,943                       0.14
20.001 and greater                                         21               $1,200,795                       1.06
-----------------------------------------------------------------------------------------------------------------
Total                                                     492             $113,243,197                     100.00 %
=================================================================================================================



Initial Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)


                                                                                                    Percentage of
Initial Periodic Rate                               Number of      Aggregate Principal        Aggregate Principal
Cap (%)                                        Mortgage Loans      Balance Outstanding        Balance Outstanding
-----------------------------------------------------------------------------------------------------------------
1.00                                                       28               $5,306,354                     4.69 %
1.50                                                      305              $70,151,837                      61.95
2.00                                                       34               $9,778,747                       8.64
3.00                                                      125              $28,006,259                      24.73
-----------------------------------------------------------------------------------------------------------------
Total                                                     492             $113,243,197                   100.00 %
=================================================================================================================



Subsequent Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                                    Percentage of
Subsequent Periodic Rate                            Number of      Aggregate Principal        Aggregate Principal
Cap (%)                                        Mortgage Loans      Balance Outstanding        Balance Outstanding
-----------------------------------------------------------------------------------------------------------------
1.00                                                      146              $33,482,726                      29.57 %
1.50                                                      346              $79,760,471                      70.43
-----------------------------------------------------------------------------------------------------------------
Total                                                     492             $113,243,197                     100.00 %
=================================================================================================================


Minimum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                                    Percentage of
Range of Minimum Mortgage                           Number of      Aggregate Principal        Aggregate Principal
Rates (%)                                      Mortgage Loans      Balance Outstanding        Balance Outstanding
-----------------------------------------------------------------------------------------------------------------
5.001 - 6.000                                              15               $2,553,145                       2.25 %
6.001 - 7.000                                              50              $15,593,972                      13.77
7.001 - 8.000                                             113              $36,458,131                      32.19
8.001 - 9.000                                             117              $35,248,267                      31.13
9.001 - 10.000                                             94              $14,595,737                      12.89
10.001 - 11.000                                            52               $5,493,902                       4.85
11.001 - 12.000                                            22               $1,759,881                       1.55
12.001 - 13.000                                             7                 $271,063                       0.24
13.001 - 14.000                                            18               $1,125,591                       0.99
14.001 - 15.000                                             3                 $108,626                        0.1
15.001 - 16.000                                             1                  $34,880                       0.03
-----------------------------------------------------------------------------------------------------------------
Total                                                     492             $113,243,197                     100.00 %
=================================================================================================================

                                  EXHIBIT 2


       THE                                                                                   Distribution  Date: 8/25/03
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew
           212-815-3236                                    Countrywide Home Loans
Associate: Sean O'Connell                                  Asset-Backed Securities
           212-815-6312                                         Series 2001-4

                                                 Certificateholder Monthly Distribution Summary
------------------------------------------------------------------------------------------------------------------------
                                                    Certificate                            Pass
                                     Class              Rate         Beginning           Through           Principal
      Class           Cusip       Description           Type          Balance            Rate (%)         Distribution
------------------------------------------------------------------------------------------------------------------------
        A           126671NK8        Senior         Var-Act/360      187,272,334.18       1.440000     13,403,738.16
       AIO          126671NL6       Strip IO         Var-30/360      214,572,334.18       5.474980              0.00
        AR          126671NR3        Senior         Var-Act/360                0.00       1.440000              0.00
------------------------------------------------------------------------------------------------------------------------
        M1          126671NM4      Mezzanine        Var-Act/360        8,775,000.00       1.950000              0.00
        M2          126671NN2      Mezzanine        Var-Act/360        5,850,000.00       2.400000              0.00
        B1          126671NP7        Junior         Var-Act/360        4,875,000.00       2.950000              0.00
        B2          126671NQ5        Junior         Var-Act/360        7,800,000.00       3.500000              0.00
------------------------------------------------------------------------------------------------------------------------
      Totals                                                         214,572,334.18                    13,403,738.16
------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------
                                                     Current                       Cumulative
                     Interest         Total          Realized        Ending         Realized
      Class        Distribution    Distribution       Losses         Balance         Losses
----------------------------------------------------------------------------------------------
        A          232,217.69     13,635,955.85        0.00      173,868,596.02       0.00
       AIO         970,590.23        970,590.23        0.00      201,168,596.02       0.00
        AR               0.00              0.00        0.00                0.00       0.00
----------------------------------------------------------------------------------------------
        M1          14,734.69         14,734.69        0.00        8,775,000.00       0.00
        M2          12,090.00         12,090.00        0.00        5,850,000.00       0.00
        B1          12,383.85         12,383.85        0.00        4,875,000.00       0.00
        B2          23,508.33         23,508.33        0.00        7,800,000.00       0.00
----------------------------------------------------------------------------------------------
      Totals     1,265,524.79      14,669,262.95        0.00     201,168,596.02       0.00
----------------------------------------------------------------------------------------------

For Class AIO the interest distribution of $970,590.23 includes the following amounts: $.42 investment earnings for the fixed carryover reserve fund and $970,589.81 monthly interest distribution.

Effective with the January 27, 2003 Distribution Date, Countrywide Home Loans has changed the method it utilizes to calculate delinquencies from the MBA method to the OTS method. Under the OTS method, a loan is considered delinquent if a monthly payment has not been received by the close of business on the loan's due date in the Under the following month. Under the MBA method, a loan would be considered delinquent if the payment had not been received by the end of the day immediately preceding the loan's next due date (generally the last day of the month which the payment was due). The cut-off date for information under both methods is as of the end of the calendar month.


       THE                                                                                          Distribution Date:   8/25/03
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney
            Bartholomew
            212-815-3236                                  Countrywide Home Loans
Associate:  Sean O'Connell                                Asset-Backed Securities
            212-815-6312                                       Series 2001-4

                                                      Principal Distribution Detail
----------------------------------------------------------------------------------------------------------------------------------
                             Original            Beginning         Scheduled                       Unscheduled            Net
                           Certificate          Certificate        Principal        Accretion       Principal          Principal
  Class       Cusip          Balance              Balance         Distribution      Principal      Adjustments        Distribution
----------------------------------------------------------------------------------------------------------------------------------
    A       126671NK8     362,700,000.00      187,272,334.18     13,403,738.16           0.00             0.00     13,403,738.16
   AIO      126671NL6     390,000,100.00      214,572,334.18              0.00           0.00             0.00              0.00
    AR      126671NR3             100.00                0.00              0.00           0.00             0.00              0.00
----------------------------------------------------------------------------------------------------------------------------------
    M1      126671NM4       8,775,000.00        8,775,000.00              0.00           0.00             0.00              0.00
    M2      126671NN2       5,850,000.00        5,850,000.00              0.00           0.00             0.00              0.00
    B1      126671NP7       4,875,000.00        4,875,000.00              0.00           0.00             0.00              0.00
    B2      126671NQ5       7,800,000.00        7,800,000.00              0.00           0.00             0.00              0.00
----------------------------------------------------------------------------------------------------------------------------------
  Totals                  390,000,100.00      214,572,334.18     13,403,738.16           0.00             0.00     13,403,738.16
----------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------
               Current             Ending               Ending
               Realized         Certificate          Certificate
  Class         Losses            Balance               Factor
---------------------------------------------------------------------
    A                0.00      173,868,596.02         0.47937302459
   AIO               0.00      201,168,596.02         0.51581678061
    AR               0.00                0.00         0.00000000000
---------------------------------------------------------------------
    M1               0.00        8,775,000.00         1.00000000000
    M2               0.00        5,850,000.00         1.00000000000
    B1               0.00        4,875,000.00         1.00000000000
    B2               0.00        7,800,000.00         1.00000000000
---------------------------------------------------------------------
  Totals             0.00      201,168,596.02
---------------------------------------------------------------------


      THE                                                                              Distribution Date:8/25/03
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer: Courtney Bartholomew
212-815-3236                                            Countrywide Home Loans
Associate: Sean O'Connell                              Asset-Backed Securities
212-815-6312                                               Series 2001-4

                                                    Interest Distribution Detail
-----------------------------------------------------------------------------------------------------------------
                  Beginning          Pass            Accrued        Cumulative                         Total
                 Certificate       Through           Optimal          Unpaid         Deferred         Interest
  Class            Balance         Rate (%)         Interest         Interest        Interest           Due
-----------------------------------------------------------------------------------------------------------------
    A          187,272,334.18      1.440000        232,217.69             0.00            0.00       232,217.69
   AIO         214,572,334.18      5.474980        978,982.66       292,898.77            0.00       978,982.66
    AR                   0.00      1.440000              0.00             0.00            0.00             0.00
-----------------------------------------------------------------------------------------------------------------
    M1          8,775,000.00       1.950000         14,734.69             0.00            0.00        14,734.69
    M2          5,850,000.00       2.400000         12,090.00             0.00            0.00        12,090.00
    B1          4,875,000.00       2.950000         12,383.85             0.00            0.00        12,383.85
    B2          7,800,000.00       3.500000         23,508.33             0.00            0.00        23,508.33
----------------------------------------------------------------------------------------------------------------
 Totals       214,572,334.18                     1,273,917.22       292,898.77            0.00     1,273,917.22
----------------------------------------------------------------------------------------------------------------


------------------------------------------------------------
                  Net          Unscheduled
               Prepayment       Interest          Interest
  Class      Int Shortfall     Adjustment           Paid
------------------------------------------------------------
    A            0.00              0.00         232,217.69
   AIO           0.00              0.00         970,590.23
    AR           0.00              0.00               0.00
------------------------------------------------------------
    M1           0.00              0.00          14,734.69
    M2           0.00              0.00          12,090.00
    B1           0.00              0.00          12,383.85
    B2           0.00              0.00          23,508.33
------------------------------------------------------------
    Totals       0.00              0.00       1,265,524.79
------------------------------------------------------------


      THE                                                                                     Distribution Date:  8/25/03
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer:     Courtney Bartholomew
             212-815-3236                                 Countrywide Home Loans
Associate:   Sean O'Connell                              Asset-Backed Securities
             212-815-6312                                     Series 2001-4

                                                       Current Payment Information
                                                           Factors per $1,000
-------------------------------------------------------------------------------------------------------------------------
                                            Original          Beginning Cert.
                                           Certificate            Notional             Principal            Interest
     Class                Cusip              Balance              Balance            Distribution         Distribution
-------------------------------------------------------------------------------------------------------------------------
        A              126671NK8         362,700,000.00         516.328464792         36.955440199          0.640247296
       AIO             126671NL6         390,000,100.00         550.185331183          0.000000000          2.488692266
        AR             126671NR3                 100.00           0.000000000          0.000000000          0.000000000
-------------------------------------------------------------------------------------------------------------------------
        M1             126671NM4           8,775,000.00       1,000.000000000          0.000000000          1.679166667
        M2             126671NN2           5,850,000.00       1,000.000000000          0.000000000          2.066666667
        B1             126671NP7           4,875,000.00       1,000.000000000          0.000000000          2.540277778
        B2             126671NQ5           7,800,000.00       1,000.000000000          0.000000000          3.013888889
-------------------------------------------------------------------------------------------------------------------------
    Totals                               390,000,100.00         550.185331183         34.368550572          3.244934527
-------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------
                       Ending Cert.            Pass
                         Notional            Through
     Class                Balance            Rate (%)
--------------------------------------------------------
        A              479.373024593          1.440000
       AIO             515.816780611          5.474980
        AR               0.000000000          1.440000
--------------------------------------------------------
        M1           1,000.000000000          1.950000
        M2           1,000.000000000          2.400000
        B1           1,000.000000000          2.950000
        B2           1,000.000000000          3.500000
--------------------------------------------------------
    Totals             515.816780611
--------------------------------------------------------


      THE
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew
            212-815-3236                                          Countrywide Home Loans
Associate:  Sean O'Connell                                       Asset-Backed Securities
            212-815-6312                                              Series 2001-4

Pool Level Data
Distribution Date                                                                                                 8/25/03
Cut-off Date                                                                                                     11/ 1/01
Determination Date                                                                                                8/ 1/03
Accrual Period 30/360                         Begin                                                               7/ 1/03
                                              End                                                                 8/ 1/03
Number of Days in 30/360 Accrual Period                                                                                30

Accrual Period Actual Days                    Begin                                                               7/25/03
                                              End                                                                 8/25/03
Number of Days in Actual Accrual Period                                                                                31


--------------------------------------------------------------
                        Collateral Information
--------------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                                       390,000,100.00

Beginning Aggregate Pool Stated Principal                                                                  214,572,334.18
Balance
Ending Aggregate Pool Stated Principal Balance                                                             201,168,596.02

Beginning Prefunding Amount                                                                                          0.00
Ending Prefunding Amount                                                                                             0.00

Beginning Aggregate Certificate Stated Principal Balance                                                   214,572,334.18
Ending Aggregate Certificate Stated Principal Balance                                                      201,168,596.02


Beginning Aggregate Loan Count                                                                                       1219
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                        66
Ending Aggregate Loan Count                                                                                          1153

Beginning Weighted Average Loan Rate (WAC)                                                                      8.501013%
Ending Weighted Average Loan Rate (WAC)                                                                         8.515144%

Beginning Net Weighted Average Loan Rate                                                                        7.968193%
Ending Net Weighted Average Loan Rate                                                                           7.983012%

Weighted Average Maturity (WAM) (Months)                                                                              327

Servicer Advances                                                                                              211,630.91

Aggregate Pool Prepayment                                                                                   13,225,428.28
Pool Prepayment Rate                                                                                          53.4232 CPR


      THE
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer: Courtney Bartholomew
212-815-3236                                          Countrywide Home Loans
Associate: Sean O'Connell                            Asset-Backed Securities
212-815-6312                                             Series 2001-4


Certificate Account
Beginning Balance                                                                                                     0.00

Deposit
Payments of Interest and Principal                                                                           14,913,804.58
Liquidation Proceeds                                                                                                  0.00
All Other Proceeds                                                                                                    0.00
Other Amounts                                                                                                         0.42
                                                                                                             -------------
Total Deposits                                                                                               14,913,805.00


Withdrawals
Reimbursement of Servicer Advances                                                                                    0.00
Payment of Master Servicer Fees                                                                                  81,012.29
Payment of Sub Servicer Fees                                                                                      4,259.25
Payment of Other Fees                                                                                                 0.00
Payment of Insurance Premium(s)                                                                                       0.00
Payment of Personal Mortgage Insurance                                                                                0.00
Other Permitted Withdrawal per the Pooling and Service                                                          159,270.49
Agreement
Payment of Principal and Interest                                                                            14,669,262.96
                                                                                                             -------------
Total Withdrawals                                                                                            14,913,805.00

Ending Balance                                                                                                        0.00


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                         8,392.85
Compensation for Gross PPIS from Servicing Fees                                                                   8,392.85
Other Gross PPIS Compensation                                                                                         0.00
                                                                                                                  --------
Total Net PPIS (Non-Supported PPIS)                                                                                  -0.00


Master Servicing Fees Paid                                                                                       81,012.29
Sub Servicing Fees Paid                                                                                           4,259.25
Insurance Premium(s) Paid                                                                                             0.00
Personal Mortgage Insurance Fees Paid                                                                                 0.00
Other Fees Paid                                                                                                       0.00
                                                                                                                 ---------
Total Fees                                                                                                       85,271.54


      THE
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew
           212-815-3236                                   Countrywide Home Loans
Associate: Sean O'Connell                                Asset-Backed Securities
           212-815-6312                                       Series 2001-4

----------------------------------------------------------
                Delinquency Information
----------------------------------------------------------
Group 1

Delinquency                                                  30-59 Days     60-89 Days               90+ Days              Totals
-----------                                                  ----------     ----------               --------              ------
Scheduled Principal Balance                                7,764,191.46   1,634,731.80           5,269,589.83       14,668,513.09
Percentage of Total Pool Balance                              3.859544%      0.812618%              2.619489%           7.291652%
Number of Loans                                                      45             11                     37                  93
Percentage of Total Loans                                     3.902862%      0.954033%              3.209020%           8.065915%

Foreclosure
-----------
Scheduled Principal Balance                                        0.00           0.00                   0.00                0.00
Percentage of Total Pool Balance                              0.000000%      0.000000%              0.000000%           0.000000%
Number of Loans                                                       0              0                      0                   0
Percentage of Total Loans                                     0.000000%      0.000000%              0.000000%           0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                        0.00           0.00                   0.00                0.00
Percentage of Total Pool Balance                              0.000000%      0.000000%              0.000000%           0.000000%
Number of Loans                                                       0              0                      0                   0
Percentage of Total Loans                                     0.000000%      0.000000%              0.000000%           0.000000%

REO
---
Scheduled Principal Balance                                        0.00           0.00                   0.00                0.00
Percentage of Total Pool Balance                              0.000000%      0.000000%              0.000000%           0.000000%
Number of Loans                                                       0              0                      0                   0
Percentage of Total Loans                                     0.000000%      0.000000%              0.000000%           0.000000%

Book Value of all REO Loans                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                      0.00
Additional Gains (Recoveries)/Losses                                                                                         0.00
Total Realized Losses                                                                                                        0.00


----------------------------------------------------------
Subordination/Credit Enhancement Information
----------------------------------------------------------


Protection                                                                                           Original             Current
----------                                                                                           --------             -------
Bankruptcy Loss                                                                                          0.00                0.00
Bankruptcy Percentage                                                                               0.000000%           0.000000%
Credit/Fraud Loss                                                                                        0.00        3,900,001.00
Credit/Fraud Loss Percentage                                                                        0.000000%           1.938673%


      THE
    BANK OF
      NEW
     YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew
           212-815-3236                                   Countrywide Home Loans
Associate: Sean O'Connell                                Asset-Backed Securities
           212-815-6312                                     Series 2001-4


Protection                                                                                           Original              Current
----------                                                                                           --------              -------
Special Hazard Loss                                                                                      0.00                 0.00
Special Hazard Loss Percentage                                                                      0.000000%            0.000000%


Credit Support                                                                                       Original              Current
--------------                                                                                       --------              -------
Class A                                                                                        362,700,100.00       173,868,596.02
Class A Percentage                                                                                 93.000002%           86.429293%

Class M1                                                                                         8,775,000.00         8,775,000.00
Class M1 Percentage                                                                                 2.249999%            4.362013%

Class M2                                                                                         5,850,000.00         5,850,000.00
Class M2 Percentage                                                                                 1.500000%            2.908009%

Class B1                                                                                         4,875,000.00         4,875,000.00
Class B1 Percentage                                                                                 1.250000%            2.423340%

Class B2                                                                                         7,800,000.00         7,800,000.00
Class B2 Percentage                                                                                 1.999999%            3.877345%



----------------------------------------------------------
Seller Loss Coverage Obligation
----------------------------------------------------------

Original Seller Loss Coverage Amount                                                                                   7,800,000.00
Current Loss Amount                                                                                                      110,803.96
Cumulative Loss Amount                                                                                                   400,428.51
Seller Loss Coverage Remaining Balance                                                                                 7,399,571.49